Exhibit 5.1

140 Scott Drive
Menlo Park, California 94025
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FIRM / AFFILIATE OFFICES
	Abu Dhabi	Milan
	Barcelona	Moscow
	Beijing	Munich
	Boston	New Jersey
	Brussels	New York
	Chicago	Orange County
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February 26, 2016	Düsseldorf	Rome
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Raptor Pharmaceutical Corp. 7 Hamilton Landing, Suite 100	London	Singapore
	Los Angeles	Tokyo
	Madrid	Washington, D.C.

Novato, California 94949

Re:	Registration Statement No. 333-203095; Up to $75,000,000 of Shares of Common Stock, par value $0.001 per share

Ladies and Gentlemen:

We have acted as special counsel to Raptor Pharmaceutical Corp., a Delaware corporation (the “Company”), in connection with its filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of Post-Effective Amendment No. 1 to the registration statement on Form S-3 filed by the Company on March 30, 2015 (Registration No. 333–203095) (as amended, the “Registration Statement”), including a base prospectus (the “Base Prospectus”), which provides that it will be supplemented by one or more prospectus supplements (each such prospectus supplement, together with the Base Prospectus, a “Prospectus”), under the Securities Act of 1933, as amended (the “Act”), relating to the registration and proposed issuance from time to time of shares of common stock of the Company, par value $0.001 per share, having an aggregate offering price of up to $75,000,000 (the “Shares”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act. No opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus, other than as expressly stated herein with respect to the issue of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware, and we express no opinion with respect to any other laws.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when (i) the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers, and (ii) have been issued by the Company against payment therefor in total numbers that do not exceed the total number of shares available under the Company’s certificate of incorporation and in the circumstances

February 26, 2016

contemplated by the applicable Prospectus, (a) the issue and sale of the Shares will have been duly authorized by all necessary corporate action of the Company, (b) the Shares will be validly issued and (c) fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the Prospectus under the heading “Legal Matters.” We further consent to the incorporation by reference of this letter and consent into any registration statement or post-effective amendment to the Registration Statement filed pursuant to Rule 462(b) under the Act with respect to the Securities. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP